Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-128942) on Form S-8 of our reports dated April 14, 2023, with respect to the consolidated financial statements of Hooker Furnishings Corporation and the effectiveness of internal control over financial reporting.

Raleigh, North Carolina
April 14, 2023